EXHIBIT 107

Calculation of Filing Fee Table

S-1

(Form Type)

Palatin Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.01 per share	Rule 457(o)			$17,250,000 (3)	$0.00015310	$2,640.97
Equity	Series J Common Warrants to purchase Common Stock	Rule 457(g)			$17,250,000 (4)	$0.00015310	$2,640.97
Equity	Common stock issuable upon exercise of the Series J Common Warrants	Rule 457(g)			(4)
Equity	Series K Common Warrants to purchase Common Stock	Rule 457(g)			$17,250,000 (4)	$0.00015310	$2,640.97
Equity	Common stock issuable upon exercise of the Series K Common Warrants	Rule 457(g)			(4)
Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(o)
Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants(3)	Rule 457(o)			(3)
Equity	Underwriter’s Warrants to purchase Common Stock	Rule 457(g)			(4)
Equity	Common Stock issuable upon exercise of the Underwriter’s Warrants (5)	Rule 457(g)			$433,758	$0.00015310	66.38
Total Offering Amounts					$52,183,758		$7,989.31
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due							$7,989.31

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants, and the over-allotment option shares (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $17,250,000.

(4)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.

(5)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act, the proposed maximum offering price of the Common Stock issuable upon exercise of the underwriter’s warrants, proposed to be sold in the offering is $300,000, which is equal to 2% of the aggregate amount of securities sold in this offering.